UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive additional materials

[ ]	Solicitating material under Rule 14a-12.

Uncommon Investment Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
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PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE PRIOR TO MAY 19, 2022

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Uncommon Portfolio Design Core Equity ETF

Recently, we sent you proxy material regarding the Adjourned Special Meeting of Shareholders that is scheduled for May 19, 2022. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call the number listed on your Voting Instruction Form

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the May 19th Adjourned Special Meeting of Shareholders.

The Fund has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the Website noted on your Voting Instructon Form and enter the control number that appears on the Voting Instruction Form. Follow the on-screen prompts to vote.	Return the executed Voting Instruction Form card in the postage-paid envelope provided so it is received before May 19th.	Call the toll free touch-tone phone number listed on your Voting Instruction Form . Have your Voting Instruction Form with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING